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                                                                   Exhibit 10.33



                                AMENDMENT No. 1

                                       TO

                      AGREEMENT AND PLAN OF REORGANIZATION



The Agreement and Plan of reorganization dated March 8, 1996 (the "Agreement") by and among Research Engineers, Inc. ("REI") and ADLPipe, Inc. and Chiin-Kun Hou ("Hou") and Peter E. Lewis ("Lewis") is hereby amended by this Amendment No. 1 as of December 20, 1996 (the "Amendment"), as follows:


Article 7.2 of the Agreement is amended to extend until December 20, 1997, the right of Hou and Lewis, by written notice to REI, to demand that REI repurchase the 26,290 shares of Common Stock of REI received by them pursuant to the Agreement for an aggregate repurchase price of Two Hundred Thousand Dollars ($200,000) (One Hundred Thousand Dollars ($100,000) for each of Hou and Lewis). Should either or both of Hou and Lewis exercise this right of redemption set forth above, the closing of said redemption shall take place no later than thirty (30) days after the date of said written notice.


The foregoing not withstanding, if at any time between the date hereof and December 20, 1997 Hou and Lewis are eligible to transfer their shares of REI Common Stock pursuant to Rule 144 under the Securities Act of 1933, as amended, and the closing price of REI's Common Stock as quoted on NASDAQ exceeds 7.60 per share, the repurchase rights set forth in Article 7.2 of the Agreement shall terminate as of such date.


Except as amended by this Amendment, Agreement shall continue in full force and effect as originally constituted and is ratified and affirmed by the parties hereto.


IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment No. 1 as of December 20, 1996.



RESEARCH ENGINEERS, INC.



By:


/S/ Amrit K. Das
----------------
Amrit K. Das, President

/S/ Chiin - Kun Hou
------------------------------------
Chiin - Kun Hou

/S/ Peter E. Lewis
--------------------------
Peter E. Lewis